Exhibit 99.1

 Federal Energy Regulatory Commission Approves Sabine Pass LNG Permit

    HOUSTON--(BUSINESS WIRE)--Dec. 15, 2004--Cheniere Energy Inc. (AMEX:LNG) reports that at today's Commission meeting, the Federal Energy Regulatory Commission (FERC) approved the construction of Cheniere's Sabine Pass LNG Receiving Terminal in Cameron Parish, La. The approval, under Section 3 of the Natural Gas Act, authorizes Cheniere's wholly owned limited partnership, Sabine Pass LNG, L.P. (Sabine) to site, construct and operate a liquefied natural gas (LNG) receiving terminal. FERC concurrently approved the associated Cheniere Sabine Pass Pipeline Company project under Section 7 of the Natural Gas Act.
    Charif Souki, chairman & CEO of Cheniere, said, "We would like to thank the Federal Energy Regulatory Commission, the Department of Energy, the Honorable Kathleen Babineaux-Blanco Governor of Louisiana, Senator-Elect David Vitter and Senator Mary Landrieu, the Cameron Parish Police Jury, the Sabine Pass Pilots Association, the Jefferson County Waterway and Navigation District, the West Cameron Port Commission, Louisiana's state and local agencies and their federal and local legislative representatives, and most of all, the citizens of Cameron Parish. Once again, together, we made the process work. Thank you!"
    On Dec. 22, 2003, Sabine filed an application with FERC for authorization to construct and operate the facility with an initial processing capacity of 2.6 billion cubic feet per day (Bcf/d). On Nov. 12, 2004, the FERC Staff concluded in a Final Environmental Impact Statement that approval of the Sabine Pass LNG Receiving Terminal and Pipeline Project, with appropriate mitigating measures as recommended, would have limited adverse environmental impact. The Dec. 15, 2004, action authorizes Cheniere's entities to site, construct and operate the Sabine Pass LNG receiving terminal and associated pipeline, subject to specified conditions which Cheniere expects to satisfy. Construction of the facility is planned to begin in the first quarter of 2005.
    Sabine's capacity holders are Total LNG USA Inc., a subsidiary of Total S.A. (NYSE:TOT), with a reservation of 1 Bcf/d for 20 years, and a subsidiary of ChevronTexaco Corporation (NYSE:CVX), with a reservation of 700 million cubic feet per day (mmcf/d) for 20 years with the option prior to Dec. 1, 2005, to decrease by 200 million cubic feet or increase to 1 Bcf/d. Cheniere LNG Inc. will retain the balance of the capacity.
    Cheniere Energy Inc. is a Houston-based developer of LNG Receiving Terminals and a Gulf of Mexico E&P company. Cheniere is developing Gulf Coast LNG Receiving Terminals near Sabine Pass in Cameron Parish, La., in which it holds a 100% ownership interest; near Corpus Christi, Texas, in which it holds a 66.7% ownership interest; and near the Creole Trail in Cameron Parish, La., in which it holds a 100% ownership interest. Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG Receiving Terminal in Freeport, Texas. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy Inc. may be found on its Web site at www.Cheniere.com.
    This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere's business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere's LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere's periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Inc., Houston
             David Castaneda, 713-265-0202
             Info@Cheniere.com